Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement of our report dated May 14, 2018, relating to the consolidated financial statements of SGOCO Group, Ltd. (the “Company”), which is included in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

August 24, 2018